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                                                                  EXHIBIT 10.43


                             PARTICIPATION AGREEMENT

                            Dated as of July 28, 2000

                                      among

                  THE VARIOUS PARTIES HERETO FROM TIME TO TIME,
                               as the Guarantors,

                       VERITAS SOFTWARE GLOBAL CORPORATION
                  as the Construction Agent and as the Lessee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      not individually, except as expressly
                 stated herein, but solely as the Owner Trustee
                           under the VS Trust 2000-2,

             THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH
                      ARE PARTIES HERETO FROM TIME TO TIME,
                                 as the Holders,

             THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH
                      ARE PARTIES HERETO FROM TIME TO TIME,
                                 as the Lenders,

                               ABN AMRO BANK N.V.,
                          as the Agent for the Lenders
                     and respecting the Security Documents,
                  as the Agent for the Lenders and the Holders,
                        to the extent of their interests,

                           CREDIT SUISSE FIRST BOSTON,
                             as Documentation Agent,

                                       and

                       CREDIT LYONNAIS LOS ANGELES BRANCH,
                              as Syndication Agent
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                                TABLE OF CONTENTS
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SECTION 1 THE LOANS..............................................................................................      1


SECTION 2 HOLDER ADVANCES........................................................................................      2


SECTION 3 SUMMARY OF TRANSACTIONS................................................................................      2

      Section 3.1       Operative Agreements.....................................................................      2
      Section 3.2       Property Purchase........................................................................      2
      Section 3.3       Construction of Improvements; Commencement of Basic Rent.................................      3
      Section 3.4       Ratable Interests of the Lenders.........................................................      3

SECTION 4 THE CLOSING............................................................................................      3

      Section 4.1       Closing Date.............................................................................      3
      Section 4.2       Requisitions: Transaction Expenses.......................................................      3

SECTION 5 FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING  REQUIREMENTS ON COMPLETION DATE; THE
          LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS; COMMITMENT INCREASES..............................      4

      Section 5.1       General..................................................................................      4
      Section 5.2       Procedures for Funding...................................................................      4
      Section 5.3       Conditions Precedent for  the Lessor, the Agent, the Lenders and the Holders
                        Relating to the Closing Date and the Advance of Funds for the Acquisition of the
                        Land.....................................................................................      6
      Section 5.4       Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders
                        Relating to the Advance of Funds after the Acquisition Advance...........................     10
      Section 5.5       Additional Reporting and Delivery Requirements on Completion Date and on
                        Construction Period Termination Date.....................................................     12
      Section 5.6       The Construction Agent Delivery of Construction Budget Modifications.....................     13
      Section 5.7       Restrictions on Liens....................................................................     13
      Section 5.8       Payments.................................................................................     13
      Section 5.9       Unilateral Right to Increase the Holder Commitments and the Lender Commitments...........     14
      Section 5.10      Joinder Agreement Requirements...........................................................     14
      Section 5.11      Property Cost as of the Rent Commencement Date...........................................     15
      Section 5.12      Commitment Increase Requests.............................................................     15

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................     16

      Section 6.1       Representations and Warranties of the Borrower...........................................     16
      Section 6.2       Representations and Warranties of the Credit Parties.....................................     18

SECTION 6B GUARANTY..............................................................................................     23

      Section 6B.1      Guaranty of Payment and Performance......................................................     23
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      Section 6B.2      Obligations Unconditional................................................................     24
      Section 6B.3      Modifications............................................................................     26
      Section 6B.4      Waiver of Rights.........................................................................     26
      Section 6B.5      Reinstatement............................................................................     27
      Section 6B.6      Remedies.................................................................................     27
      Section 6B.7      Limitation of Guaranty...................................................................     27
      Section 6B.8      Payment of Amounts to the Agent..........................................................     27

SECTION 7 PAYMENT OF CERTAIN EXPENSES............................................................................     28

      Section 7.1       Transaction Expenses.....................................................................     28
      Section 7.2       Brokers' Fees............................................................................     29
      Section 7.3       Certain Fees and Expenses................................................................     29
      Section 7.4       Commitment Fee...........................................................................     29

SECTION 8 OTHER COVENANTS AND AGREEMENTS.........................................................................     30

      Section 8.1       Cooperation with the Construction Agent or the Lessee....................................     30
      Section 8.2       Covenants of the Owner Trustee and the Holders...........................................     30
      Section 8.3       Credit Party Covenants, Consent and Acknowledgment.......................................     32
      Section 8.3A      Affirmative Covenants....................................................................     35
      Section 8.3B      Negative Covenants.......................................................................     40
      Section 8.4       Sharing of Certain Payments..............................................................     44
      Section 8.5       Grant of Easements, etc..................................................................     44
      Section 8.6       Appointment by the Agent, the Lenders, the Holders and the Owner Trustee.................     44
      Section 8.7       Collection and Allocation of Payments and Other Amounts..................................     45
      Section 8.8       Release of Property, etc.................................................................     48

SECTION 9 CREDIT AGREEMENT AND TRUST AGREEMENT...................................................................     48

      Section 9.1       The Construction Agent's and the Lessee's Credit Agreement Rights........................     48
      Section 9.2       The Construction Agent's and the Lessee's Trust Agreement Rights.........................     49

SECTION 10 TRANSFER OF INTEREST..................................................................................     50

      Section 10.1      Restrictions on Transfer.................................................................     50
      Section 10.2      Effect of Transfer.......................................................................     50

SECTION 11 INDEMNIFICATION.......................................................................................     51

      Section 11.1      General Indemnity........................................................................     51
      Section 11.2      General Tax Indemnity....................................................................     53
      Section 11.3      Increased Costs, Illegality, etc.........................................................     57
      Section 11.4      Funding/Contribution Indemnity...........................................................     59
      Section 11.5      EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC...................     60
      Section 11.6      Additional Provisions Regarding Environmental Indemnification............................     60
      Section 11.7      Additional Provisions Regarding Indemnification..........................................     61
      Section 11.8      Indemnifications Provided by the Owner Trustee in Favor of the Other Indemnified
                        Persons..................................................................................     61
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SECTION 12 MISCELLANEOUS.........................................................................................     62

      Section 12.1      Survival of Agreements...................................................................     62
      Section 12.2      Notices..................................................................................     62
      Section 12.3      Counterparts.............................................................................     64
      Section 12.4      Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters..........................     64
      Section 12.5      Headings, etc............................................................................     65
      Section 12.6      Parties in Interest......................................................................     65
      Section 12.7      GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE...................     65
      Section 12.8      Severability.............................................................................     66
      Section 12.9      Liability Limited........................................................................     66
      Section 12.10     Rights of the Credit Parties.............................................................     67
      Section 12.11     Further Assurances.......................................................................     68
      Section 12.12     Calculations under Operative Agreements..................................................     68
      Section 12.13     Confidentiality..........................................................................     68
      Section 12.14     Financial Reporting/Tax Characterization.................................................     68
      Section 12.15     Set-off..................................................................................     68
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
                          PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT dated as of July 28, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among VERITAS SOFTWARE GLOBAL CORPORATION (formerly known as Seagate Software Network & Storage Management Group, Inc., a Delaware corporation (the "Lessee" or the "Construction Agent"); the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the VS Trust 2000-2 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the VS Trust 2000-2 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); ABN AMRO BANK N.V., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"), CREDIT SUISSE FIRST BOSTON, as documentation agent (the "Documentation Agent"), and CREDIT LYONNAIS LOS ANGELES BRANCH, as syndication agent (the "Syndication Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1
                                    THE LOANS

       Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Land, to acquire certain Equipment and to develop and construct certain Improvements on the Land in accordance with the Construction Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Construction Agency Agreement, to acquire the Land, to acquire the Equipment, to construct certain Improvements on the Land and to cause the Lessee to lease the

Property, each in accordance with the Construction Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                                   SECTION 2
                                 HOLDER ADVANCES

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the VS Trust 2000-2 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances at all times shall be no less than three percent (3%) of the amount of all outstanding Advances; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to Advances shall be permitted such that the aggregate Holder Advances with respect to such outstanding Advance is less than three percent (3%) of all outstanding Advances, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several. The Holder Advances and the obligations of the Lessor under the Trust Agreement shall be secured by the Collateral.

                                   SECTION 3
                             SUMMARY OF TRANSACTIONS

         SECTION 3.1 OPERATIVE AGREEMENTS. On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Construction Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, the Mortgage Instruments and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         SECTION 3.2 PROPERTY PURCHASE. On the Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to the Land identified by the Construction Agent pursuant to the Deed and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease

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Supplement and a Memorandum of Lease relating to the Land and (e) the Basic Term shall commence with respect to the Land.

         SECTION 3.3 CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT. Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Construction Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of any Improvements and the Lessee shall commence to pay Basic Rent in respect of such Improvements and the related portion of the Property as of the related Rent Commencement Date.

         SECTION 3.4 RATABLE INTERESTS OF THE LENDERS. Each Lender agrees at all times (a) to hold the same ratable portion of the aggregate Lender Commitment for Tranche A Loans and the aggregate Lender Commitment for Tranche B Loans and
(b) to make advances consistent with such committed amounts referenced in
Section 3.4(a) in accordance with the requirements of the Operative Agreements.

                                    SECTION 4
                                   THE CLOSING

         SECTION 4.1 CLOSING DATE. All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of McGuire, Woods, Battle & Boothe LLP, 77 West Wacker Drive, 45th Floor, Chicago, Illinois, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         SECTION 4.2 REQUISITIONS: TRANSACTION EXPENSES. The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and
(b) the Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4. No Requisition shall be required for the Lenders and the Holders to make Advances pursuant to or in connection with Sections 5.1(b), 7.1(a), 7.1(b) and 11.8.



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                                   SECTION 5

              FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING
            REQUIREMENTS ON COMPLETION DATE; THE LESSEE'S DELIVERY OF
              NOTICES; RESTRICTIONS ON LIENS; COMMITMENT INCREASES

         SECTION 5.1 GENERAL.

                  (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) according to the directions of the Construction Agent to acquire the Land in accordance with the terms of this Agreement, the Construction Agency Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of Improvements and Equipment (or components thereof) in accordance with the terms of the Construction Agency Agreement and the other Operative Agreements, (iii) to pay Transaction Expenses, and (iv) to provide funds for other disbursements payable by the Lessor under Section 11.8.

                  (b) On each date which is three (3) Business Days prior to any Scheduled Interest Payment Date with respect to any portion of the Property during the period prior to the Rent Commencement Date with respect to such portion of the Property and subject to Section 5.9, the Construction Agent shall be deemed to have requested an Advance comprised of an Interest Payment Advance pursuant to Section 5.2 in an amount equal to the aggregate amount of interest accrued and unpaid on the Loans and the aggregate amount of Yield accrued and unpaid on the Holder Advances for such period in respect of such portion of the Property. The funding date with respect to any such Interest Payment Advance shall be the relevant Scheduled Interest Payment Date (provided that such Advance shall be subject to satisfaction of the applicable conditions precedent set forth in Section 5.4) and the proceeds of such Advance shall be applied to pay such accrued and unpaid interest and Yield.

         SECTION 5.2 PROCEDURES FOR FUNDING.

                  (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no such designation from the Construction Agent is required for funding of Transaction Expenses and other disbursements payable by the Lessor pursuant to or in connection with Section
11.8 or for the funding of an Interest Payment Advance. Not less than (i) on the Business Day that the first Advance is requested hereunder, provided that such Advance shall be made as an Advance bearing Interest and Yield by reference to the ABR and (ii) three (3) Business Days prior to the first Business Day of the month, in the case of a Construction Advance the Construction Agent shall deliver to the Agent by 12:00 p.m. San Francisco, California time, (A) with respect to the date that the first Advance is requested hereunder, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to

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be performed, each of the foregoing in a form reasonably acceptable to the
Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the portion of the Property (on a Building by Building basis) to which such Construction Advance relates.

                  (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of the Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                  (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on the Property Closing Date or the date on which the Construction Advance is to be made, or the relevant Scheduled Interest Payment Date, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition (or the amount of the applicable Interest Payment Advance) plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a) and 7.1(b) and any additional amount respecting any indemnity payment as referenced in Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder) ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-four percent (84%) of the Requested Funds and the Tranche B Lenders funding thirteen percent (13%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) the Holders shall make Holder Advances based on their respective Holder Commitments in an aggregate amount equal to three percent (3%) of the Requested Funds specified in such Requisition (or the amount of the applicable Interest Payment Advance) plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a) and 7.1(b) and any additional amount respecting any indemnity payment as referenced in Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder), up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall, as applicable, (x) be used by the Lessor to pay Property Costs including Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance, (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs or (z) applied to pay accrued Interest and Yield, in the case of an Interest Payment Advance. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance (other than an Interest Payment Advance) shall in fact be directed to the Construction Agent (for the benefit of the Lessor) and applied by the Construction Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

                  (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under
Section 11.8 hereof and not

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expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or payment date or, if such closing date or payment date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

                  (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale and the chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

                  (f) Notwithstanding the completion of any closing under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

         SECTION 5.3 CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF THE LAND. The obligations (i) on the Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Closing Date, and (ii) on the Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans for the purpose of providing funds to the Lessor necessary to pay Transaction Expenses and to acquire the Land (the "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i) and (ii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

                  (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement on each such date;


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                  (b) the performance by the parties to this Agreement of the material obligations of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                  (d) title to the Land shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                  (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where the Property is located, the Deed with respect to the Land and existing Improvements (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired with the proceeds of the Loans and Holder Advances;

                  (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements (other than a Default that would be cured upon application of the proceeds of such Advance, provided that such proceeds are so applied or provision reasonably satisfactory to the Agent shall have been made such that the proceeds will be so applied) and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

                  (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting the Property, with such endorsements as the Agent deems necessary, in favor of the Lessor and the Agent from a title insurance company acceptable to the Agent, but only with such title exceptions thereto as are acceptable to the Agent;

                  (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting the Property prepared by an independent recognized professional reasonably acceptable to the Agent and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

                  (i) the Construction Agent shall have delivered to the Agent a Survey respecting the Property;

                  (j) the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which the Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where the Property is located, prepared by counsel acceptable to the Agent;

                  (k) the Agent shall be satisfied that the acquisition and/or holding of the Property and the execution of the Mortgage Instrument and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;


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                  (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses;

                  (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting the Property, all fully executed and in recordable form;

                  (n) the Lessee shall have delivered to the Agent with respect to the Property the Memorandum of Lease (in form suitable for recording) and a Lease Supplement for the Land;

                  (o) with respect to the Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

                  (p) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for the Initial Improvements;

                  (q) the Construction Agent shall have provided evidence to the Agent of insurance with respect to the Property as provided in the Lease;

                  (r) an Appraisal satisfactory to the Agent regarding the Land and the Preliminary Letter of Value with respect to the Initial Improvements to be constructed thereon shall be provided to the Agent from an appraiser selected by the Agent, which Appraisal shall show, inter alia, as of the projected Completion Date for the Initial Improvements, the Fair Market Sales Value of the Land, and which Preliminary Letter of Value shall show, inter alia, as of the projected Completion Date, the expected Fair Market Sales Value of the Initial Improvements as built in accordance with the preliminary Plans and Specifications for the Initial Improvements (which aggregate Fair Market Sales Value of the Land and expected Fair Market Sales Value of the Initial Improvements shall not be less than the aggregate Commitments and Holder Commitments);

                  (s) (i) the Agent shall cause Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as reasonably determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the Construction Agent shall cause the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

                  (t) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                  (u) in the opinion of the Agent and its respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

                  (v) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                  (w) since the date of the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (x) as of the Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Closing Date, of the Lessee and each Guarantor party hereto as of the Closing Date, in each case in the form attached hereto as Exhibit C or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of such Person contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which such Person is a party is in full force and effect with respect to it; and
(iv) such Person has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

                  (y) as of the Closing Date only, the Agent shall have received
(i) a certificate of the Secretary or an Assistant Secretary of the Lessee and each Guarantor party hereto as of the Closing Date, in each case dated as of the Closing Date, in the form attached hereto as Exhibit D or in such other form as is acceptable to the Agent, attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by such Person of each of the Operative Agreements to which it is or will be a party, (2) its certificate of incorporation certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and
(3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where such Person is incorporated and where the principal place of business of such Person is located as to its good standing in each such state;

                  (z) as of the Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Closing Date in the form attached hereto as Exhibit E or in such other form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

                  (aa) as of the Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                  (bb) as of the Closing Date only, counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Agent; and

                  (cc) as of the Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit H or in such other form as is acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from Brobeck, Phleger & Harrison LLP.

         SECTION 5.4 CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION ADVANCE. The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of the Land, whether for the Initial Improvements or any Subsequent Improvements (and to pay the Transaction Expenses in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

                  (a) the correctness on the date of such Advance of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement;

                  (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

                  (d) based upon the applicable Construction Budget delivered in accordance with this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the applicable Improvements;

without limitation of the foregoing, prior to the making of any Advances with respect of any Subsequent Improvements, the Lessee shall have delivered a Commitment Increase Request in accordance with Section 5.12 and the Lenders and the Holders (each in its sole discretion) shall have agreed to increase the aggregate Lender Commitments and Holder Commitments by an amount sufficient to pay the expected Property Costs of such Subsequent Improvements (as set forth in the Construction Budget therefor) and all conditions precedent set forth in
Section 5.12 shall have been satisfied;

                  (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements (other than a Default that would be cured upon application of the proceeds of such Advance, provided that such proceeds are so applied or provision reasonably satisfactory to the Agent shall have been made such that the proceeds will be so applied) and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

                  (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budgets in respect of all Improvements with respect to which construction has commenced and there shall be no title change or exception objectionable to the Agent in its reasonable discretion;

                  (g) prior to or in connection with any request for an Advance
(i) respecting the Initial Improvements (other than the Acquisition Advance) for an amount which would cause the aggregate Advances in respect of such Improvements to date (determined after giving effect to such requested Advance) to exceed $12,000,000, or (ii) Hard Costs respecting any Subsequent Improvements, (x) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications and the Construction Budget for such Improvements, (y) the Construction Agent shall have delivered to the Lessor and the Agent fully executed assignment documents in form and substance satisfactory to the Lessor and the Agent pursuant to which that certain Development Agreement pertaining to the Property dated as of March 21, 2000 by and between the City of Milpitas and Muriel M. Harris and Joseph A. McCarthy, each as trustees of the MGM Revocable Trust dated December 14, 1982, as amended, and of the RIM Revocable Trust dated February 12, 1982, as amended, shall be assigned to the Lessor effective as of the Closing Date, together with written evidence in form and substance satisfactory to the Agent and the Lessor of the consent of the City of Milpitas to such assignment, and (z) the title insurance policies delivered pursuant to Section 5.3(g) shall have been endorsed to delete exceptions 2 through 10 in Schedule B-1 and such exceptions shall have been replaced with exceptions reflecting allocations of the "Diagram Assessments" specific to the Property;

                  (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses that are to be paid with the Advance;

                  (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent (x) invoices, Bills of Sale or other documents reasonably acceptable to the Agent, in each case with regard to any Equipment or other components of the Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee; and (y) prior to the initial Advance in respect of any Improvements, a Memorandum of Lease and Lease Supplement in respect of such Improvements;

                  (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

                  (k) since the date of the most recent audited financial statements of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (l) in the good faith opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines; and

                  (m) prior to or in connection with any request for an Advance
(i) respecting the Initial Improvements (other than the Acquisition Advance) for an amount which would cause the aggregate Advances in respect of such Improvements to date (determined after giving effect to such requested Advance) to exceed $12,000,000, or (ii) in respect of any Subsequent Improvements, the Construction Agent shall have caused an Appraisal regarding such Improvements to be provided to the Agent from an appraiser selected by the Agent.

         SECTION 5.5 ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE. On or prior to the Completion Date for the Initial Improvements or any Subsequent Improvements and related portions of the Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as Exhibit I or in such other form as is acceptable to the Agent specifying (a) the address for such Improvements and related portions of the Property, (b) the Completion Date for such Improvements and related portions of the Property, (c) detailed, itemized documentation supporting the asserted Property Cost figures in respect of such Improvements and related portions of the Property (on a Building by Building basis) and (d) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto are true and correct as of such Completion Date. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for the Initial Improvements or any Subsequent Improvements (and each Building included therein) and related portions of the Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (v) a certificate of the Architect (substantially in the form of Exhibit L) dated at or about such Completion Date and stating that (i) the applicable Improvements have been completed substantially in accordance with the Plans and Specifications therefor and such portion of the Property is ready for occupancy, (ii) the Property, as so completed, complies in all material respects with all applicable Laws, and certifying that attached thereto are true and complete copies of an "as built" or "record" set of the relevant Plans and Specifications, and a plat of survey of the Property "as built" showing all paving, driveways, fences and exterior improvements; (w) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (x) ACCORD Evidence of Insurance and/or a certified copy of the insurance policies respecting the Property as required hereunder and under the Lease Agreement, and
(y) if reasonably requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date for the Initial Improvements or any Subsequent Improvements and related portions of the Property, the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with any related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

         SECTION 5.6 THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET MODIFICATIONS. The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Improvements or related portions of the Property if such modification increases the cost to construct such Improvements and related Property; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, such Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         SECTION 5.7 RESTRICTIONS ON LIENS. On the Property Closing Date, the Construction Agent shall cause the Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On the date the Property or any portion thereof is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property or such portion thereof to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the Property, to the extent such title commitment has been approved by the Agent).

         SECTION 5.8 PAYMENTS. All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be made by the Construction Agent or the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

         SECTION 5.9 UNILATERAL RIGHT TO INCREASE THE HOLDER COMMITMENTS AND THE LENDER COMMITMENTS. Notwithstanding any other provision of any Operative Agreement or any objection by any Person (including without limitation any objection by any Credit Party), (a) each Holder, in its sole discretion, may unilaterally elect to increase its Holder Commitment in order to fund amounts due and owing pursuant to Sections 7.1(a), 7.1(b) and/or 11.8, and such other amounts payable by the Lessor during a Construction Period pursuant to the Operative Agreements, and (b) each Lender, in its sole discretion, may unilaterally elect to increase its Lender Commitment in order to fund amounts due and owing pursuant to Sections 7.1(a), 7.1(b) and/or 11.8, and such other amounts payable by the Lessor during a Construction Period pursuant to the Operative Agreements.

         SECTION 5.10 JOINDER AGREEMENT REQUIREMENTS. Each Material Domestic Subsidiary of each Credit Party formed or acquired subsequent to the Closing Date shall become a Guarantor and shall satisfy the following conditions within thirty (30) days after its formation or acquisition (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party):

                  (a) such Material Domestic Subsidiary shall execute and deliver to the Agent a Joinder Agreement in the form attached hereto as Exhibit K;

                  (b) such Material Domestic Subsidiary shall have delivered to the Agent (x) an Officer's Certificate of such Material Domestic Subsidiary in the form attached hereto as Exhibit C, (y) a certificate of the Secretary or an Assistant Secretary of such Material Domestic Subsidiary in the form attached hereto as Exhibit D and (z) good standing certificates (or local equivalent) from the respective states where such Material Domestic Subsidiary is incorporated or organized and where the principal place of business of such Material Domestic Subsidiary is located as to its good standing in each such state;

                  (c) such Material Domestic Subsidiary shall have delivered to the Agent an opinion of counsel (acceptable to the Agent) in the form attached hereto as Exhibit H-1 or such other form as is reasonably acceptable to the Agent and such Material Domestic Subsidiary; and

                  (d) the Agent shall have received such other documents, certificates and information as the Agent shall have reasonably requested.

         Notwithstanding any provision of this Section 5.10 or any other Operative Agreement to the contrary, in the event that either (i) the aggregate total assets (as determined in accordance with GAAP) of all Domestic Subsidiaries of the Credit Parties (when taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $50,000,000, or
(ii) the aggregate annual revenues for the most recently ended fiscal years of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $10,000,000, the Credit Parties shall cause additional Domestic Subsidiaries to become Guarantors and satisfy the conditions set forth in subsections (a)-(d) of this Section 5.10 such that neither the level of aggregate assets nor the level of aggregate revenues, as the case may be, attributable to such Domestic Subsidiaries that are not Material Domestic Subsidiaries and are not otherwise Guarantors shall no longer exceed the aggregate levels of assets and revenues set forth in clauses (i) and (ii) of this sentence, respectively.

         SECTION 5.11 PROPERTY COST AS OF THE RENT COMMENCEMENT DATE. Upon receipt of the Officer's Certificate from the Construction Agent pursuant to
Section 5.5, the Agent shall promptly deliver a notice to the Lessee specifying the amount allocable to the Property Cost respecting the Land, as identified on the Lease Supplement relating to the Land, and the amount allocable to the Property Cost respecting any Improvements (on a Building by Building basis), as identified on any Lease Supplement relating to such Improvements. Such amounts identified by the Agent shall be conclusive, absent manifest error.

         SECTION 5.12 COMMITMENT INCREASE REQUESTS. If the Lessee in its discretion desires to construct any Subsequent Improvements on the Land, the Lessee, as Construction Agent, may in its discretion elect to cause a new preliminary letter of value, a preliminary Construction Budget and preliminary Plans and Specifications to be delivered to the Lessor, the Agent, the Lenders and the Holders with respect to such Subsequent Improvements. Such new preliminary letter of value (each, a "New Preliminary Letter of Value") shall be based upon such preliminary Plans and Specifications and preliminary Construction Budget and shall otherwise conform to the Preliminary Letter of Value delivered in respect of the Initial Improvements on the Closing. Upon delivery of such a New Preliminary Letter of Value, the Lessee, as Construction Agent, may request (the "Commitment Increase Request") in writing to the Lessor and the Agent that the Lenders consider an increase of the aggregate Lender Commitments, and that the Holders consider an increase of the Holder Commitments, in an aggregate amount not to exceed the estimated Property Costs of such Subsequent Improvements as determined based on the preliminary Plans and Specifications and preliminary Construction Budget in respect of such Subsequent Improvements (but in no event by an aggregate amount in excess of the expected Fair Market Sales Value of such Subsequent Improvements as of the projected Completion Date therefor as set forth in the New Preliminary Letter of Value pertaining thereto). The additional Lender Commitment amount in excess of the aggregate amount of the Lender Commitments as of the date such Commitment Increase Request shall be referred to herein as the "Incremental Lender Commitments", and the additional Holder Commitment amount in excess of the aggregate amount of the Holder Commitments as of the date such Commitment Increase Request shall be referred to herein as the "Incremental Holder Commitments". Within thirty (30) days following the delivery of such a Commitment Increase Request, each Lender and each Holder shall deliver to the Agent and the Lessee written notice (each, a "Commitment Increase Response") stating (a) whether or not such Lender or such Holder, as applicable, consents to the increase requested in the Commitment Increase Request, and (b) the amount, if any, of the Incremental Lender Commitments such Lender is willing to purchase or the amount, if any, of the Incremental Holder Commitments such Holder is willing to purchase, as the case may be. Any increase in the aggregate Lender Commitments and Holder Commitments so requested shall be subject to (i) the prior written consent of the Lessor, the Agent, each Lender and each Holder (which consent may be granted or denied by each such Person in its sole discretion and may be conditioned on receipt of such financial information or other documentation and/or the satisfaction of such conditions precedent as may be specified by such Person), (ii) then-current market conditions and the Credit Parties' financial condition, business prospects and operations at the time of the Commitment Increase Request, and (iii) the receipt by each such Person of any required credit approvals from such Person's internal credit authorities, none of which approvals have been sought or obtained as of the Closing Date. The effectiveness of any such increase shall be subject to the further condition precedent that the Lessee, each Guarantor, the Construction Agent, the Lessor, the Agent, each Lender and each Holder shall have executed and delivered such amendments to the Operative Agreements (or reaffirmations thereof) as may be reasonably required and negotiated in good faith in order to reflect such increase in the aggregate Lender Commitments and Holder Commitments and to address the Construction Period Termination Date and other particular provisions pertaining to such Subsequent Improvements. The parties hereto each acknowledge and agree that, in the event of any such increase in the aggregate Lender Commitments and Holder Commitments, the Incremental Lender Commitments may be allocated among any or all of the existing Lenders as of the date of such increase and/or to a new Lender becoming a party hereto as of the date of and in connection with such increase, and that the Incremental Holder Commitments may be allocated among any or all of the existing Holders as of the date of such increase and/or to a new Holder becoming a party hereto as of the date of and in connection with such increase, all as determined by the Agent after consultation with the Lessee; provided that neither the Commitment of any particular Lender nor the Holder Commitment of any particular Holder shall be increased pursuant to the foregoing by an amount greater than the portion of the Incremental Lender Commitments or Incremental Holder Commitments, as applicable, such Lender or Holder was willing to purchase as set forth in the Commitment Increase Response delivered by such Lender or Holder. In addition, any such Incremental Lender Commitments and Incremental Holder Commitments so approved and granted hereunder shall be allocated such that the obligations of the Lessee pursuant to the Lease of the relevant Subsequent Improvements (including the Maximum Residual Value Guarantee Amount and Maximum Amount applicable thereto) will allow the Lessee to account for the transaction as an operating lease pursuant to Statement of Financial Accounting Standards No. 13.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. Effective as of the Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

                  (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date or thereafter in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                  (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

                  (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before the Closing Date or other applicable date of execution will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

                  (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                  (e) It, either in its individual capacity or as the Owner Trustee, has not assigned or transferred any of its right, title or interest in or under the Lease, the Construction Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                  (f) No Default of Event or Default under the Operative Agreements attributable to it has occurred and is continuing;

                  (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee, either in its individual capacity or as the Owner Trustee, for any purpose other than the purchase of the Land, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 5.1(b), 7.1(a), 7.1(b) and 11.8 of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular portion of the Property;

                  (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                  (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

                  (j) The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

                  (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                  (l) The Property is free and clear of all Lessor Liens attributable to the Owner Trustee, either in its individual capacity or as the Owner Trustee; and

                  (m) The Owner Trustee, in its trust capacity, is not a party to any documents, instruments or agreements other than the Operative Agreements executed by the Owner Trustee, in its trust capacity.

         SECTION 6.2 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. Effective as of the Closing Date, the date of each Advance, the date each Material Domestic Subsidiary delivers a Joinder Agreement and each Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

                  (a) The Lessee has delivered to the Agent the financial statements and other reports referred to in Section 8.3A(a)(i) and (ii) hereof;

                  (b) Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Operative Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

                  (c) This Agreement and the other applicable Operative Agreements executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against the such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                  (d) There are no material actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any portion of the Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements or (iii) shall have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on Exhibit J;

                  (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any portion of the Property or

(iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                  (f) Upon the execution and delivery of the Lease and each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the portion of the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such portion of the Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                  (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase of the Land, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses, in each case which accrue prior to the Rent Commencement Date with respect to a particular portion of the Property;

                  (h) All information (including without limitation the financial statements and other reports delivered to the Agent pursuant to
Section 8.3A(a)(i) and (ii)) heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                  (i) The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 1600 Plymouth Street, Mountain View, California 94043 or at such other location which Lessee may hereafter specify in writing upon thirty (30) days prior written notice to the Agent;

                  (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                  (k) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, the portion of the Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or are being constructed in accordance with the terms of this Agreement;

                  (l) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, the Lessor has good and marketable fee simple title to the Property, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the Property Closing Date and
(ii) subject to Section 5.7, Permitted Liens after the Property Closing Date;

                  (m) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, no portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (n) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, the Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                  (o) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, the Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

                  (p) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the applicable Improvements and the installation and operation of the Equipment regarding such Improvements (including without limitation gas, electrical, water and sewage services and facilities) are available at the Land or will be constructed prior to the Completion Date for such Improvements;

                  (q) As of the Property Closing Date, the date of each subsequent Advance and each Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

                  (r) (i) the Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than (A) Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to the Property, to the extent such title commitment has been approved by the Agent and (B) from and after the Property Closing Date, Permitted Liens. Upon recordation of the Mortgage Instrument in the real estate recording office in the State of California, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the State of California or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                           (ii) The Lease Agreement creates, as security for the
obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, the Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Lease Agreement or the Memorandum of Lease in the real estate recording office in the State of California, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in any portion of the Property comprised of personal property can be perfected by the filing in the filing offices in the State of California or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, the security interest created by the Lease Agreement shall be a perfected first priority security interest in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                  (s) The Plans and Specifications for the Initial Improvements and any Subsequent Improvements will be prepared prior to the commencement of construction of such Improvements in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of any Improvements in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

                  (t) As of each Rent Commencement Date only, the Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational;

                  (u) As of the Property Closing Date only, the Property has been acquired at a price that is not in excess of Fair Market Sales Value;

                  (v) As of September 30, 1999, all of the following had occurred (in the order designated below):

                           (i) the merger of Merger Sub with and into the Lessee
                  occurred (making the Lessee a wholly-owned Subsidiary of the Parent) in accordance with the terms of the Reorganization Agreement and applicable law;

                           (ii) each share of Capital Stock of the Lessee was
                  converted into one share of Capital Stock of the Parent in accordance with the terms of the Reorganization Agreement and applicable law;

                           (iii) the Parent acquired all of the Capital Stock of
                  NSMG and the NSMG Business in accordance with the terms of the Reorganization Agreement and applicable law; and

                  (w) as of June 30, 2000, all of the following had occurred (in the order designated below):

                  (a) VERITAS Software Corporation contributed all of the Capital Stock of VERITAS Software Global Corporation (formerly NSMG) to VERITAS Operating Corporation (making Lessee a wholly-owned Subsidiary of VERITAS Operating Corporation) in accordance with the terms of the Capital Contribution Agreement dated June 28, 2000 and applicable law.

                  (b) VERITAS Software Corporation contributed assets to VERITAS Operating Corporation in accordance with the terms of the Capital Contribution Agreement dated June 28, 2000 and applicable law.

                  (c) VERITAS Operating Corporation contributed assets to VERITAS Software Global Corporation in accordance with the terms of the Contribution Agreement dated June 30, 2000 and applicable law.


                                   SECTION 6B

                                    GUARANTY

         Section 6B.1 Guaranty of Payment and Performance. Subject to Section 6B.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Operative Agreements. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of Section 8.2(h) and 8.6.

         Section 6B.2 Obligations Unconditional. Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this
Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent or any other Guarantor of the Company Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this
Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Construction Agent, the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

         Each Guarantor understands that the liability of the Construction Agent or the Lessee for the payment or performance of the Company Obligations may be secured by real property and that such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor's right to proceed against the Construction Agent or Lessee. Each Guarantor waives any defense arising by reason of any disability or other defense of the Construction Agent or the Lessee by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of the Construction Agent or the Lessee to the Agent for the Company Obligations and all rights and defenses that the Guarantor may have because the Company Obligations are secured by real property. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under section 2809 of the California Civil Code purporting to reduce such Guarantor's obligations in proportion to the principal obligation, all rights and benefits under section 580a of the California Code of Civil Procedure governing determination of fair market value following the exercise of power of sale, all rights and benefits under section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation and all rights and benefits under section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and all rights and benefits under section 726 of the California Code of Civil Procedure and any and all similar laws now in effect or hereafter enacted in the State of California regarding the procedures to be followed by a creditor with real property security and/or limiting the right of such a creditor to a deficiency judgment, including, without limitation, California law now in effect stating that the Agent must first proceed against any real property collateral before commencing an action to collect the Company Obligations, if such sections, or any of them, have any application hereto or any application to the Guarantor. Accordingly, each Guarantor waives all rights and defenses that the Guarantor may have because the Company Obligations are secured by real property. This means, among other things: (i) the Agent may collect from each Guarantor without first foreclosing on any real or personal property collateral pledged by the Construction Agent or the Lessee; and (ii) if the Agent forecloses on any real property collateral pledged by the Construction Agent or the Lessee: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Agent may collect from each Guarantor even if the Agent, by foreclosing on the real property collateral, has destroyed any right a Guarantor may have to collect from the Construction Agent or the Lessee. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Company Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Guarantor expressly waives any and all benefits under the California Civil Code Sections 2787 to 2855 inclusive.

         Each Guarantor understands that the Agent's exercise of certain rights and remedies contained in the Operative Agreements may affect or eliminate a Guarantor's rights of subrogation against the Construction Agent and the Lessee and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, each Guarantor hereby authorizes and empowers the Agent, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Accordingly, each Guarantor waives all rights and defenses arising out of an election of remedies by the Agent, even though the election of remedies, such as non-judicial foreclosure with respect to security for the Company Obligations, has destroyed or impaired a Guarantor's rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure or otherwise.

         Section 6B.3 Modifications. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         Section 6B.4 Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this
Section 6B by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, (i) each Guarantor's payments hereunder shall be due five
(5) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due) and (ii) any modification of the Operative Agreements (other than pursuant to Section 5.9) which has the effect of increasing the Company Obligations shall not be enforceable against a Guarantor unless such Guarantor executes the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification.

         Section 6B.5 Reinstatement. The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 6B.6 Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

         Section 6B.7 Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

         Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

         Section 6B.8 Payment of Amounts to the Agent. Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted

Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

                                   SECTION 7
                          PAYMENT OF CERTAIN EXPENSES

         SECTION 7.1 TRANSACTION EXPENSES.

                  (a) The Lessor agrees on the Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Closing Date, the initial fees and expenses of the Owner Trustee due and payable on the Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with the Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. On the Closing Date after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered), the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a).

                  (b) Assuming no Default (other than a Default that would be cured upon application of the proceeds of such Advance, provided such proceeds are so applied or provision reasonably satisfactory to the Agent shall have been made such that such proceeds will be so applied) or Event of Default shall have occurred and be continuing and only for the period in respect of any Improvements and related portions of the Property prior to the Rent Commencement Date therefor, the Lessor agrees on the Property Closing Date, on the date of any Construction Advance in respect to such Improvements and related portions of the Property and on the Completion Date therefor to pay, or cause to be paid, all Transaction Expenses in respect to such Improvements and related portions of the Property including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement in respect to such Improvements which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 in respect of such Improvements (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the applicable Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. On the Property Closing Date, on the date of any Construction Advance in respect of any Improvements or any Completion Date, after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered), the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
Section 7.1(b) with respect to such Improvements.

                  (c) All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

                  (d) The Lessor shall use commercially reasonable efforts to cause invoices respecting the Transaction Expenses set forth in this Section 7.1 of legal counsel and other professional service providers retained by the Lessor to be provided to the Lessee; provided, however, the failure of the Lessor to cause such invoices to be provided shall in no way excuse or otherwise affect the payment obligations for such Transaction Expenses.

         SECTION 7.2 BROKERS' FEES. The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         SECTION 7.3 CERTAIN FEES AND EXPENSES. The Lessee agrees to pay or cause to be paid (a) the $5,000 initial and $5,000 annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of the Property by the Credit Parties or any third party and (d) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of the Property, whether or not such transfer or conveyance is ultimately accomplished.

         SECTION 7.4 COMMITMENT FEE. During the Commitment Period in respect of the Land, the Initial Improvements and related portions of the Property, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, a commitment fee (the "Lender Commitment Fee") equal to the product of the average daily Available Commitment of each Lender during the applicable portion of such Commitment Period multiplied by a per annum rate equal to the Applicable Percentage for the Lender Commitment Fee and (b) the Holders, respectively, a commitment fee (the "Holder Commitment Fee") equal to the product of the average daily Available Holder Commitment of each Holder during the applicable portion of the Commitment Period multiplied by a per annum rate equal to the Applicable Percentage for the Holder Commitment Fee. Such Commitment Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on each Commitment Fee Payment Date. If all or a portion of any such Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of overdue amounts relating to Holder Commitment Fees, the ABR plus 1.00%) plus two percent (2%) from the date of such non-payment until such amount is paid in full. During the Commitment Period in respect of any Subsequent Improvements, the Lessee shall pay or cause to be paid such commitment fees as may be agreed to by the parties hereto in connection with such Subsequent Improvements.

                                   SECTION 8
                         OTHER COVENANTS AND AGREEMENTS

         SECTION 8.1 COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE. The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         SECTION 8.2 COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS. Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                  (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent;

                  (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                  (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

                  (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

                  (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                  (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name; and

                  (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to the Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.

         SECTION 8.3 CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.

                  (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens until such liens are subject to release in accordance with this Agreement and the other Operative Agreements. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                  (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person entitled thereto) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person entitled thereto) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

                  (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                  (d) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting the Property as reasonably requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

                  (e) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee in accordance with the terms and conditions of this Agreement and the other Operative

Agreements. Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                  (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of the Property or any portion or component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                  (g) The Lessee hereby covenants and agrees that as of (i) Completion of the Initial Improvements the aggregate Property Cost shall not exceed $243,000,000 and (ii) completion of any Subsequent Improvements shall not exceed such amount as may be agreed to by the parties hereto prior to the applicable Construction Commencement Date.

                  (h) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 1600 Plymouth Street, Mountain View, California 94043 or at such other location which Lessee may hereafter specify in writing upon thirty (30) days' prior written notice to the Agent or if it shall change its name.

                  (i) Unless the Agent otherwise agrees in writing, the Lessee hereby covenants and agrees that the aggregate Property Cost of Non-Integral Equipment purchased for any reason by the Lessee prior to the applicable Expiration Date in respect of any portion of the Property shall not exceed ten percent (10%) of the aggregate Property Cost in respect of such portion of the Property funded during the applicable Commitment Period.

                  (j) Beginning with the fiscal quarter of the Lessee that begins on April 1, 2000 and ends on June 30, 2000, and for each fiscal quarter of the Lessee thereafter, the Lessee shall furnish to the Agent a written notice setting forth the Lessee's calculation, in reasonable detail, of the ratio of Funded Indebtedness to EBITDA as of the last day of each such period and the level of EBITDA for such fiscal quarter of the Lessee, such written notice to be provided in the form of the officer's compliance certificate provided in
Schedule 8.3A(a)(iii) and by the date required pursuant to Section 8.3A(a)(iii).

                  (k) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Construction Agency Agreement.

                  (l) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

                  (m) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated, each Credit Party, unless consent has been obtained from the Majority Secured Parties, will:

                           (i) except as permitted by Sections 8.3A and 8.3B,
                  preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                           (ii) pay and perform all obligations of the Credit
                  Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 8.3(m)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP and so long as any such contest which pertains to the Property complies with the provisions of Section 13.1 of the Lease;

                           (iii) to the extent failure to do so would have a
                  Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any facility of such Credit Party to carry on its business; and not permit the termination of any insurance reimbursement program available to any facility of such Credit Party; and

                           (iv) provided that the Agent, the Lenders and the
                  Holders use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                  (n) Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Construction Agent shall deliver to the Agent copies of the same.

                  (o) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation arrangement fees, administrative fees, unused fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                  (p) Each Credit Party hereby covenants and agrees (i) to cause each Material Domestic Subsidiary of each Credit Party formed or acquired after the Closing Date to execute a Joinder Agreement and to observe the terms of Sections 5.10(a)-(d), all within thirty (30) days of the formation or acquisition of such Material Domestic Subsidiary (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party), and (ii) to cause such additional Domestic Subsidiaries of any Credit Party to execute a Joinder Agreement and observe the terms of Section 5.10(a)-(d) as required in accordance with Section 5.10.

                  (q) The Lessee hereby covenants and agrees that it will (i) cause all Improvements to be constructed by, and use commercially reasonable efforts to cause the removal of agricultural workers' housing trailers and the demolition of existing enroachments to be performed by, a Contractor that is a licensed general contractor, and that shall carry insurance of the types and in the minimum amounts set forth in Section 14.2(c) of the Lease, under a maximum fixed price contract, and (ii) cause such Contractor to retain licensed consultants, engineers, architects and subcontractors, all of whom shall carry insurance of the types and in the minimum amounts set forth in Section 14.2(c) of the Lease, in connection with the construction of the applicable Improvements in accordance with the terms and conditions of the Operative Agreements.

         Section 8.3A Affirmative Covenants.

                  (a) Information Covenants. The Credit Parties will furnish, or cause to be furnished, to the Agent on behalf of the Lenders:

                           (i) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Lessee, a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Consolidated Subsidiaries as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Credit Parties and their Consolidated Subsidiaries as a going concern or any other material qualifications or exceptions.

                           (ii) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Credit Party (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Lessee to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                           (iii) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 8.3A(a)(i) and 8.3A(a)(ii) above, a certificate of the chief financial officer of the Lessee substantially in the form of Schedule 8.3A(a)(iii), (i) demonstrating compliance with the financial covenants contained in
         Section 8.3(h) by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                           (iv) Annual Business Plan and Budgets. At least 30 days prior to the end of each fiscal year of the Lessee, beginning with the fiscal year ending December 31, 2000, an annual budget of the Lessee and its Consolidated Subsidiaries containing, among other things, pro forma financial statements for the next fiscal year.

                           (v) Accountant's Certificate. Within 120 days after the close of each fiscal year of the Lessee, a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                           (vi) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Lessee or any of its Consolidated Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

                           (vii) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Lessee or any Consolidated Subsidiary shall send to its shareholders or to a holder of any Indebtedness owed by the Lessee or any Consolidated Subsidiary in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                           (viii) ERISA. Upon the Lessee, any of its Consolidated Subsidiaries or any ERISA Affiliate obtaining knowledge thereof, the Lessee will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any of its Consolidated Subsidiaries or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Consolidated Subsidiaries or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Lessee briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by a Credit Party or any of its Consolidated Subsidiaries with respect thereto. Promptly upon request, the Lessee shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                           (ix) Environmental.

                                    (A) Upon the reasonable written request of
                  the Agent, the Lessee will furnish or cause to be furnished to the Agent, at the Lessee's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Properties and as to the compliance by a Credit Party or any of its Consolidated Subsidiaries with Environmental Laws at such Real Properties. If the Lessee fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Credit Parties hereby grant to the Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand (except that during the Construction Period in respect of any portion of the Property, such costs in respect of such portion of the Property shall be paid by

                  Lessor; provided, however, the Lessor shall pay such amounts described in this Section 8.3A(a)(ix)(A) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment) and added to the obligations secured by the Security Documents.

                                    (B) The Lessee and its Consolidated
                  Subsidiaries will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure could have a Material Adverse Effect.

                           (x) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of a Credit Party and any of its Consolidated Subsidiaries as the Agent or the Majority Secured Parties may reasonably request.

                           (xi) Reports and financial statements required to be delivered pursuant to subsections (a)(i), (a)(ii) and (a)(vii)(i) of this Section 8.3A shall be deemed to have been delivered on the date on which such report is posted on the Securities and Exchange Commission's website on the internet at the website address www.sec.gov or the Free Edgar website on the internet at the website www.freeedgar.com; provided that Lessee shall deliver paper copies of such reports and financial statements to the Agent and any Lender or Holder that requests Lessee to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender or Holder; provided further that, notwithstanding the foregoing, Lessee shall be required to deliver paper copies to each of the Agent and any Lender or Holder of any other documentation required pursuant to this
         Section 8.3A(a). The Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to in subsections (a)(i), (a)(ii) and (a)(vii)(i) of this Section 8.3A(a) or to monitor compliance by Lessee with any such request for delivery and each Lender or Holder shall be solely responsible for requesting delivery to it or maintaining copies of such reports and financial statements.

                  (b) Preservation of Existence and Franchises. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except in connection with any Permitted Acquisition.

                  (c) Books and Records. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

                  (d) Compliance with Law. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

                  (e) Payment of Taxes and Other Indebtedness. Subject to Lessee's permitted contest rights under Section 11.2 hereof and Section 13.1 of the Lease, each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party and any of its Consolidated Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

                  (f) Maintenance of Property. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

                  (g) Performance of Obligations. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

                  (h) Financial Covenants.

                           (i) Leverage Ratio. The Leverage Ratio, as of the
                  last day of each fiscal quarter of the Lessee, shall be less than or equal to:

                                    (A) From the Closing Date to and including
                           September 30, 2000, 2.50 to 1.0;

                                    (B) From October 1, 2000 to and including
                           September 30, 2001, 2.25 to 1.0; and

                                    (C) From October 1, 2001 and thereafter, 2.0
                           to 1.0.

                           (ii) EBITDA. EBITDA, for each period set forth below, as shown on the financial statements of Credit Parties and their Consolidated Subsidiaries delivered pursuant to Section 8.3A(a)(i), shall not be less than (i) $200,000,000 for each twelve month period ending December 31, 1999, March 31, 2000, June 30, 2000 and September

         30, 2000, (ii) $250,000,000 for each twelve month period ending December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001
         (iii) $375,000,000 for each twelve month period ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, and (iv)
         $500,000,000 for each twelve month period ending as of December 31, 2002 and each March 31, June 30, September 30 and December 31 thereafter.

                           (iii) Quick Ratio. The Quick Ratio, as of the last day of each fiscal quarter of the Lessee, shall be greater than or equal to 1.50 to 1.0.

         Section 8.3B Negative Covenants.

                  (a) Indebtedness. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                           (i) Indebtedness arising under this Participation Agreement and the other Operative Agreements;

                           (ii) Indebtedness of a Credit Party and its Consolidated Subsidiaries set forth in Schedule 8.3B(a)(ii) (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                           (iii) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred by a Credit Party or any of its Consolidated Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together (including any such Indebtedness referred to in subsection (ii) above) shall not exceed (A) during fiscal year 1999 and 2000, an aggregate principal amount of $25,000,000 at any one time outstanding and (B) at any time subsequent to fiscal year 2000, $40,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                           (iv) other unsecured Indebtedness (exclusive of Indebtedness permitted under subsection (v) and subsection (vi) of this
         Section 8.3B(a)) of the Credit Parties and their Consolidated Subsidiaries in an aggregate amount not to exceed $600,000,000 on terms and conditions satisfactory in form and substance to the Majority Secured Parties; provided, however, the amount of Indebtedness permitted under this subsection (iv) shall be reduced by an amount equal to the sum of (a) the aggregate outstanding Loans, plus (b) the aggregate outstanding Holder Advances, plus (c) accrued and unpaid Interest or Holder Yield due and owing on such Loans or Holder Advances, plus (d) any other amounts due and owing by the Lessee or the Construction Agent to any Person under any Operative Agreement, plus
         (e) any Indebtedness outstanding and all other amounts due and owing by any Credit Party under the Minnesota Lease Financing and the Mountain

         View Lease Financing, plus (f) any Indebtedness outstanding and all other amounts due and owing by any Credit Party under the Revolving Credit Agreement;

                           (v) the Subordinated Debt;

                           (vi) Indebtedness of a Credit Party consisting of unsecured convertible subordinated debentures on terms and conditions (including, without limitation, the subordination terms) reasonably acceptable to the Agent, and any renewal, refinancings or extensions thereof on terms and conditions (including, without limitation, the subordination terms) reasonably acceptable to the Agent;

                           (vii) Indebtedness arising under the Mountain View Lease Financing and the Minnesota Lease Financing; and

                           (viii) Indebtedness arising under the Revolving Credit Agreement.

                  (b) Liens. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to contract, create, incur, assume or permit to exist any Lien with respect to any of its property, whether now owned or after acquired, except for Permitted Liens.

                  (c) Nature of Business. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, substantively alter the character or conduct of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date other than activities in the systems management software business substantially similar or related to such businesses.

                  (d) Consolidation, Merger, Dissolution, etc. No Credit Party will, nor will it permit any Consolidated Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.3B(d), (a) the Lessee may merge or consolidate with any entity provided that (i) the Lessee shall be the continuing or surviving corporation, and (ii) after giving effect to such transaction, no Default or Event of Default arises, (b) any Consolidated Subsidiary of the Lessee may be merged or consolidated with or into any other Consolidated Subsidiary of the Lessee provided that after giving effect to such transaction no Default or Event of Default exists, and (c) any Wholly-Owned Subsidiary of the Lessee may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

                  (e) Asset Dispositions. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, sell, lease, transfer or otherwise dispose of any property (including, without limitation, pursuant to any sale/leaseback transaction or securitization transaction) other than (i) the sale or lease of assets in the ordinary course of business for fair consideration, (ii) the sale or disposition of assets no longer used or useful in the conduct of such Person's business and (iii) the sale by the Lessee for fair consideration of those lines of business identified on Schedule 8.3B(e).

                  (f) Investments. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, make Investments in or to any Person, except for Permitted Investments.

                  (g) Restricted Payments. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person so long as no Default or Event of Default exists and is continuing or would be directly or indirectly caused as a result thereof, (ii) to make dividends or other distributions payable to the Lessee (directly or indirectly through Subsidiaries) and the repurchase by the Parent of outstanding shares of Capital Stock of the Parent so long as no Default or Event of Default exists and is continuing or would be directly or indirectly caused as a result thereof.

                  (h) Subordinated Debt and Other Subordinated Indebtedness. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to,
(i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of the Subordinated Debt or any other subordinated Indebtedness of a Credit Party or any of its Consolidated Subsidiaries if such amendment or modification would add or change any terms in a manner adverse to such Credit Party or any of its Consolidated Subsidiaries, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of the Subordinated Debt or any other Subordinated Indebtedness of a Credit Party or any of its Consolidated Subsidiaries.

                  (i) Transactions with Affiliates. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions permitted by Section 8.3B(d), Section 8.3B(f) or Section 8.3B(g), (b) normal compensation and reimbursement of expenses of officers and directors, (c) any employment agreement (including customary benefits thereunder) that is entered into in the ordinary course of business and (d) other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

                  (j) Fiscal Year; Organizational Documents. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, (a) change its fiscal year without having first provided 30 days prior written notice to the Agent, or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner that would reasonably be likely to adversely affect the rights of the Lenders and Holders without the prior written consent of the Majority Secured Parties.

                  (k) Limitation on Restricted Actions. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions on such Person's Capital Stock or with respect to any other interest or participation in, or measured by, its profits,
(b) pay any Indebtedness or other obligation owed to a Credit Party or any of its Consolidated Subsidiaries, (c) make loans or advances to a Credit Party or any of its Consolidated Subsidiaries, (d) sell, lease or transfer any of its properties or assets to a Credit Party or any of its Consolidated Subsidiaries, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Participation Agreement and the other Operative Agreements, (ii) the Minnesota Participation Agreement and the Mountain View Participation Agreement, in each case so long as such encumbrances or restrictions are not more restrictive than those set forth in this Agreement, (iii) the Revolving Credit Agreement or (iv) applicable law.

                  (l) Ownership of Subsidiaries . Notwithstanding any other provisions of this Agreement to the contrary, the Credit Parties will not, nor will they permit any of their Consolidated Subsidiaries to, (i) permit any Person (other than the Lessee or Parent or any Wholly-Owned Subsidiary of the Lessee or Parent) to own any Capital Stock of any Subsidiary of a Credit Party,
(ii) permit any Subsidiary of a Credit Party to issue any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of a Credit Party.

                  (m) Sale Leasebacks. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or any of its Consolidated Subsidiaries has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or any of its Consolidated Subsidiaries or (b) which a Credit Party or any of its Consolidated Subsidiaries intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Credit Party or its Consolidated Subsidiaries to another Person which is not a Credit Party or any of its Consolidated Subsidiaries in connection with such lease.

                  (n) No Further Negative Pledges. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except pursuant to (i) this Participation Agreement and the other Operative Agreements, (ii) the Minnesota Participation Agreement and the Mountain View Participation Agreement, or (iii) the Revolving Credit Agreement.

                  (o) Capital Expenditures. The Credit Parties hereby agree that the Credit Parties and their Consolidated Subsidiaries will not make any Capital Expenditures if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof.

         SECTION 8.4 SHARING OF CERTAIN PAYMENTS. Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.7 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         SECTION 8.5 GRANT OF EASEMENTS, ETC. The Owner Trustee, the Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Lessee may take the following actions in the name and stead of the Owner Trustee (but at Lessee's sole cost and expense) in connection with the transactions contemplated by the Construction Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to the Property or any portion thereof, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property or any portion thereof,
(iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of the Property or any portion thereof, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this
Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the Fair Market Sales Value of the Property. The Owner Trustee shall, upon Lessee's reasonable request, promptly execute and deliver any instrument necessary or appropriate to confirm such grant, release, dedication or transfer to any Person permitted under this Section 8.5.

         SECTION 8.6 APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE OWNER TRUSTEE. The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of
Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

         SECTION 8.7 COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

                  (a) Each Credit Party has agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

                  (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                           (i) Any such payment or amount identified as or
                  deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances which is due on such date; and second, if no Default or Event of Default has occurred and is continuing, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default has occurred and is continuing, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be continuing (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the applicable Maturity Date or the applicable Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                           (ii) Except as otherwise provided in Section
                  8.7(b)(iv), if on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation in respect of the Property or any portion thereof pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in respect of the Property or any portion thereof in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in respect of the Property or any portion thereof in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Property or any portion thereof to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Construction Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, with respect to the Property or the applicable portion thereof on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.


                           (iii) An amount equal to any payment identified as
                  proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Property or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the exercise of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after a Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding with respect to the Property or the applicable portion thereof, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances with respect to the Property or the applicable portion thereof plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding with respect to the Property or the applicable portion thereof, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                           (iv) An amount equal to (A) any such payment
                  identified as a payment of the Maximum Amount with respect to the Property or the applicable portion thereof or any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Property or any portion thereof and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Property or any portion thereof) and (C) any other amount payable by any Guarantor pursuant to Section 6B, shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding with respect to the Property or the applicable portion thereof, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding with respect to the Property or the applicable portion thereof, third, ratably to the payment of the principal balance of all Holder Advances with respect to the Property or the applicable portion thereof plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

                           (v) An amount equal to any such payment identified as
                  Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount with respect to the Property or the applicable portion thereof or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                           (vi) The Agent in its reasonable judgment shall
                  identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                           (vii) The proceeds of any Interest Payment Advance
                  shall be applied by the Agent to the payment of accrued and unpaid interest and Yield, ratably among the Lenders and the Holders.

                  (c) Upon the payment in full of the Loans, the Holder Advances and all other amounts then due and owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Holders, the Agent, the Owner Trustee and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or any portion thereof or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or any portion thereof, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         SECTION 8.8 RELEASE OF PROPERTY, ETC. If the Lessee shall at any time purchase the Property or any portion thereof pursuant to the Lease, or the Construction Agent shall purchase the Property or any portion thereof pursuant to the Construction Agency Agreement, or if the Property or any portion thereof shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements in respect of the Property or the applicable portion thereof, the Agent is hereby authorized and directed to release the Property or the applicable portion thereof from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Property from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

                                   SECTION 9
                      CREDIT AGREEMENT AND TRUST AGREEMENT.

         SECTION 9.1 THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

                  (b) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

                  (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                  (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

                  (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

                  (f) the right to approve any successor agent pursuant to
Section 7.9 of the Credit Agreement;

                  (g) intentionally omitted; and

                  (h) the right to notice of and the opportunity to cure any Credit Agreement Event of Default within the applicable period set forth in
Article 6 of the Credit Agreement (except that the Lessee shall not have any additional right to cure any Credit Agreement Event of Default that is also a Lease Event of Default beyond such cure rights as are expressly set forth in
Section 17 of the Lease).

         SECTION 9.2 THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

                  (b) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

                  (c) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

                  (d) the right to exercise the removal options contained in
Section 9.1 of the Trust Agreement; provided, however, that no removal of the Owner Trustee and appointment of a successor Owner Trustee by the Holders pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

                                   SECTION 10
                              TRANSFER OF INTEREST

         SECTION 10.1 RESTRICTIONS ON TRANSFER. Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments; provided further, that each Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement in accordance with the terms of
Section 11.8(b) of the Trust Agreement. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to the Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer the Property or any portion thereof to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for the Property or such portion in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

         SECTION 10.2 EFFECT OF TRANSFER. From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                                   SECTION 11
                                INDEMNIFICATION

         SECTION 11.1 GENERAL INDEMNITY. Subject to and limited in all respects by the provisions of Sections 11.6 through 11.8 and whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to the Property or any portion thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of
(a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Property or any portion thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof or the removal or demolition of any existing improvements or encroachments thereon; (b) any latent or other defects in the Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Construction Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the Property or any portion thereof.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding) for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim
(1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this
Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         SECTION 11.2 GENERAL TAX INDEMNITY.

                  (a) Subject to and limited by in all respects the provisions of Sections 12.6 through 12.8 and Section 3.9(a) of the Trust Agreement, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                  (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
Section 11.2(a) (collectively, the "Excluded Taxes"):

                           (i) Taxes (other than Taxes that are, or are in the
                  nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (ii) Taxes (other than Taxes that are, or are in the
                  nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, however, that the Indemnity Provider shall not have any obligation to indemnify any Indemnified Person for any California unitary tax obligations of the Indemnified Person that are not attributable to the payments received under the Operative Agreements or otherwise attributable to the transactions contemplated thereby; provided, further, that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of the Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (iii) any Tax to the extent it relates to any act,
                  event or omission that occurs after the termination of the Lease and redelivery or sale of the Property or any portion thereof in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                           (iv) any Taxes which are imposed on an Indemnified
                  Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                                    (c) (i) Subject to the terms of Section
                           11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                                    (ii) In the case of Impositions for which no
                           contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                           (iii) At the Indemnity Provider's request, the amount
                  of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                  (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity

Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                                    (i) Withholdings of United States federal
                           income tax on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form W-8BEN or W-8ECI or other successor applicable form certifying that such Financing Party is entitled to receive payments pursuant to the Operative Documents without deduction or withholding of United States federal income tax (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

                                    (ii) Any U.S. Taxes imposed solely by reason
                           of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the


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
Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

         If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Indemnity Provider any information regarding its tax affairs or tax computations.

         Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

                  (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

         SECTION 11.3 INCREASED COSTS, ILLEGALITY, ETC.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

                           (i) the principal amount of such Eurodollar Loan or
                  Eurodollar Holder Advance, as the case may be, outstanding on such day; and

                           (ii) the remainder of (x) a fraction the numerator of
                  which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                           (iii) 1/360.

                  (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or

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
expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                  (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                  (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

                  (g) If, with respect to any Advances consisting of Eurodollar Loans and Eurodollar Holder Advances requested by the Borrower, the Agent or the Majority Secured Parties shall have determined in good faith (which determination shall, save for manifest error, be conclusive and binding upon the Borrower) that (a) deposits of sufficient amount and maturity for funding such Advances are not available to the Lenders or the Holders in the relevant market in the ordinary course of business or (b) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to such Advances, then (i) the Agent or the Majority Secured Parties, as the case may be, shall promptly give notice thereof to the Borrower, (ii) the notice requesting such Borrowing shall, unless the Borrower otherwise notifies the Agent, automatically be amended to request ABR Loans and ABR Holder Advances instead of Eurodollar Loans and Eurodollar Holder Advances, and (iii) no Lender or Holder, as the case may be, shall be under any obligation to make additional Eurodollar Loans and Eurodollar Holder Advances to the Borrower, unless and until the Agent shall have notified the Borrower that such Eurodollar Loans and Eurodollar Holder Advances are again available hereunder.

         SECTION 11.4 FUNDING/CONTRIBUTION INDEMNITY. Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

         SECTION 11.5 EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC. SUBJECT TO AND LIMITED BY IN ALL RESPECTS THE PROVISIONS OF
SECTION 11.6 THROUGH 11.8 AND WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

         SECTION 11.6 ADDITIONAL PROVISIONS REGARDING ENVIRONMENTAL INDEMNIFICATION. Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to the Property or any portion thereof, the Lease, the Construction Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).

         SECTION 11.7 ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION. Notwithstanding the provisions of Sections 11.1, 11.2 and 11.5 (other than with respect to matters concerning environmental indemnification referenced in
Section 11.6), (a) the Owner Trustee shall be the only beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5 (again, subject to the immediately preceding parenthetical phrase) with respect to the Property or any portion thereof solely for the period prior to the earlier to occur of the applicable Completion Date or Construction Period Termination Date for the Property or the applicable portion thereof, as applicable, and (b) such limited rights of indemnification referenced in Section 11.7(a) (to the extent relating to third-party claims) shall be limited to third-party claims caused by or resulting from the Indemnity Provider's acts or omissions and/or all other Persons acting by, through or under the Indemnity Provider. After the earlier to occur of the applicable Completion Date or Construction Period Termination Date for the Property or the applicable portion thereof, as applicable, each Indemnified Person shall be a beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5.

         SECTION 11.8 INDEMNIFICATIONS PROVIDED BY THE OWNER TRUSTEE IN FAVOR OF THE OTHER INDEMNIFIED PERSONS. To the extent the Indemnity Provider is not obligated to indemnify each Indemnified Person with respect to the various matters described in this Section 11.8, the Owner Trustee shall provide such indemnities (but only to the extent amounts sufficient to pay such indemnity are funded by the Lenders and the Holders) in favor of each Indemnified Person in accordance with this Section 11.8 and shall pay all such amounts owed with respect to this Section 11.8 with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments (subject to the rights of the Lenders and the Holders to increase their respective commitment amounts in accordance with the provisions of Section 5.9) and (b) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added (ratably, based on the ratio of the Property Cost for the applicable Improvements and related portions of the Property individually to the aggregate Property Cost of the Property at such time) to the Property Cost of all of the Property then subject to the terms of the Operative Agreements.

         Whether or not any of the transactions contemplated hereby shall be consummated, the Owner Trustee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person or breach of such Indemnified Person's obligations under this Agreement, the Lease or any other Operative Agreement) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to the Property or any portion thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of the matters set forth in Sections 11.1(a) through 11.1(h).


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
         The Owner Trustee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all portions thereof and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions. Notwithstanding anything to the contrary in this paragraph, the Excluded Taxes shall be excluded from the indemnity provisions afforded by this paragraph.

         THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS SECTION 11.8 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.

                                   SECTION 12
                                  MISCELLANEOUS

         SECTION 12.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Property or any portion thereof to the Owner Trustee, the acquisition of the Property (or any portion thereof), the construction of any Improvements, the Completion of any Improvements, any disposition of any interest of the Owner Trustee in the Property or any portion thereof or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         SECTION 12.2 NOTICES. All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to the Construction Agent or the Lessee, or to any Guarantor, to such entity at the following address:

                           VERITAS Software Global Corporation
                           1600 Plymouth Street
                           Mountain View, California 94043
                           Attention:  Jay Jones, Esq.
                           Telephone:  (650) 335-8647
                           Telecopy:  (650) 526-2525

         If to the Owner Trustee, to it at the following address:

                           First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention: Val T. Orton
                           Vice President
                           Telephone:  (801) 246-5300
                           Telecopy:  (801) 246-5053

         If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

         If to the Agent, to it at the following address:

                           ABN AMRO Bank N.V.
                           208 South LaSalle Street, Suite 1503
                           Chicago, Illinois  60604
                           Attention:       Tim Williams
                           Telephone:       (312)  992-5197
                           Telecopy:        (312)  992-5157

                           with a copy to:

                           ABN AMRO Bank N.V.
                           101 California Street, Suite 455
                           San Francisco, California  94111
                           Attention:       Jamie Dillon
                           Telephone:       (415)  984-3750
                           Telecopy:        (415)  362-3524

         If to any Lender, to it at the address set forth for such Lender in
Schedule 2.1 of the Credit Agreement.

         From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.


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
         SECTION 12.3 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         SECTION 12.4 TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE MATTERS. Each Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties, the Agent and each Credit Party (to the extent such Credit Party is a party to such Basic Document); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Basic Document in such a manner as to adversely affect the rights of any Credit Party without the prior written consent (not to be unreasonably withheld or delayed) of such Credit Party. Each Operative Agreement which is not a Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Financing Party) the Agent. In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter.

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend any scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of, or release, any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to such Lender or Holder, reduce any Lender Commitment Fees or any Holder Commitment Fees payable to such Lender or Holder (as the case may be) under this Participation Agreement, extend the scheduled date of payment of any Lender Commitment Fees or any Holder Commitment Fees payable to such Lender or Holder (as the case may be), fund any Advance referenced in Section 2.1 of the Construction Agency Agreement in excess of the then current aggregate sum of the Available Commitments and the Available Holder Commitments, modify the provisions of Section 2.10 of the Credit Agreement, elect to decline the funding of any Transaction Expense with respect to Sections 7.1(a) or 7.1(b), elect to decline the funding of any indemnity payment by the Owner Trustee with respect to Section 11.8 or increase the amount or extend the expiration date of such Lender's Commitment or the Holder Commitment of such Holder (pursuant to a Commitment Increase Request or otherwise), or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or change the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement (which shall also require the consent of the Agent), or (iv) eliminate the automatic option under Section 5.3(b) of the Construction Agency Agreement requiring that the

Construction Agent pay certain liquidated damages in exchange for the conveyance of the Property or any portion thereof to the Construction Agent, or (v) permit the extension of the Construction Period in respect of (x) the Initial Improvements beyond the date that is two (2) years from the Closing Date or (y) any Subsequent Improvements beyond the fixed date agreed to by the Construction Agent and the Financing Parties prior to the Construction Commencement Date therefor. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

         SECTION 12.5 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 12.6 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         SECTION 12.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED,

INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of California in Santa Clara County or of the United States for the Northern District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to
Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                  (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND
UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 12.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.9 LIABILITY LIMITED.The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Trust Company is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                  (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to the Property or any portion thereof, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Construction Agency Agreement held by the Lessor or
(C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Property or any portion thereof or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

         SECTION 12.10 RIGHTS OF THE CREDIT PARTIES. If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property. Upon the termination of the Lease and Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to all of the Property, then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         SECTION 12.11 FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of the Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

         SECTION 12.12 CALCULATIONS UNDER OPERATIVE AGREEMENTS. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         SECTION 12.13 CONFIDENTIALITY. Each Financing Party agrees to keep confidential any information furnished or made available to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Financing Party from disclosing such information (a) to any other Financing Party or any Affiliate of any Financing Party, or any officer, director, employee, agent, or advisor of any Financing Party or Affiliate of any Financing Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Financing Party other than as a result of a disclosure by any Financing Party prohibited by this Agreement,
(g) in connection with any litigation to which such Financing Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Operative Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         SECTION 12.14 FINANCIAL REPORTING/TAX CHARACTERIZATION. Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

         SECTION 12.15 SET-OFF. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent of the Majority Secured Parties, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CONSTRUCTION AGENT AND LESSEE:   VERITAS SOFTWARE GLOBAL CORPORATION, as the
                                 Construction Agent and as the Lessee


                                 By:      /s/ KEVIN OLSON
                                        ---------------------------------------
                                 Name:    Kevin Olson
                                        ---------------------------------------
                                 Title:   Treasurer
                                        ---------------------------------------

GUARANTORS:                      VERITAS SOFTWARE CORPORATION, as a Guarantor


                                 By:      /s/ KEVIN OLSON
                                        ---------------------------------------
                                 Name:    Kevin Olson
                                        ---------------------------------------
                                 Title:   Treasurer
                                        ---------------------------------------


                                 VERITAS OPERATING CORPORATION, as a Guarantor


                                 By:      /s/ KEVIN OLSON
                                        ---------------------------------------
                                 Name:    Kevin Olson
                                        ---------------------------------------
                                 Title:   Treasurer
                                        ---------------------------------------

                                 OPENVISION INTERNATIONAL, INC., as a Guarantor

                                 By:      /s/ KEVIN OLSON
                                        ---------------------------------------
                                 Name:    Kevin Olson
                                        ---------------------------------------
                                 Title:   Treasurer
                                        ---------------------------------------

OWNER TRUSTEE AND LESSOR:       FIRST SECURITY BANK, NATIONAL ASSOCIATION, not
                                individually, except as expressly stated herein, but solely as the Owner Trustee under the VS
                                Trust 2000-2


                                 By:      /s/ VAL T. ORTON
                                        --------------------------------------
                                 Name:    Val T. Orton
                                        --------------------------------------
                                 Title:   Vice President
                                        --------------------------------------


                           [signature pages continue]

AGENT AND LENDERS:             ABN AMRO BANK N.V., as a Lender and as the Agent


                               By:      /s/ ELIZABETH R. MCCLELLAN
                                        --------------------------------------
                               Name:    Elizabeth R. McClellan
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               By:      /s/ DAVID M. SHIPLEY
                                        --------------------------------------
                               Name:    David M. Shipley
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               CREDIT SUISSE FIRST BOSTON, as a Lender and
                               Documentation Agent


                               By:      /s/ ROBERT HETU
                                        --------------------------------------
                               Name:    Robert Hetu
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               By:      /s/ MARK HERON
                                        --------------------------------------
                               Name:    Mark Heron
                                        --------------------------------------
                               Title:   Assistant Vice President
                                        --------------------------------------

                               CREDIT LYONNAIS LOS ANGELES BRANCH, as a Lender and Syndication Agent


                               By:      /s/ DIANNE M. SCOTT
                                        --------------------------------------
                               Name:    Dianne M. Scott
                                        --------------------------------------
                               Title:   First Vice President and Manager
                                        --------------------------------------

                               THE FUJI BANK, LIMITED, as a Lender


                               By:      /s/ MASAHITO FUKUDA
                                        --------------------------------------
                               Name:    Masahito Fukuda
                                        --------------------------------------
                               Title:   Senior Vice President & Group Head
                                        --------------------------------------

                               AIB INTERNATIONAL FINANCE, as a Lender


                               By:      /s/ PAUL KEHOE
                                        --------------------------------------
                               Name:    Paul Kehoe
                                        --------------------------------------
                               Title:   Director
                                        --------------------------------------

                               DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH, as a Lender


                               By:       /s/ CHRISTOPH A. KOCH
                                        --------------------------------------
                               Name:     Christoph A. Koch
                                        --------------------------------------
                               Title:    Vice President
                                        --------------------------------------

                               By:       /s/ SHERYL L. PAYNTER
                                        --------------------------------------
                               Name:     Sheryl L. Paynter
                                        --------------------------------------
                               Title:    Vice President
                                        --------------------------------------

                               THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                               as a Lender


                               By:      /s/ KEN IWATA
                                        --------------------------------------
                               Name:    Ken Iwata
                                        --------------------------------------
                               Title:   Senior Vice President & Manager
                                        --------------------------------------

                               THE SUMITOMO BANK, LIMITED, as a Lender


                               By:      /s/ AZAR SHAKERI
                                        --------------------------------------
                               Name:    Azar Shakeri
                                        --------------------------------------
                               Title:   Vice President and Manager
                                        --------------------------------------

                               COMERICA BANK - CALIFORNIA, as a Lender


                               By:      /s/ ROBERT E. WAYS
                                        --------------------------------------
                               Name:    Robert E. Ways
                                        --------------------------------------
                               Title:   AVP
                                        --------------------------------------

                               FLEET NATIONAL BANK, as a Lender


                               By:      /s/ WILLIAM S. ROWE
                                        --------------------------------------
                               Name:    William S. Rowe
                                        --------------------------------------
                               Title:   Assistant Vice President
                                        --------------------------------------

                               WELLS FARGO BANK N.A., as a Lender


                               By:      /s/ ERIC C. HOUSER
                                        --------------------------------------
                               Name:    Eric C. Houser
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               FBTC LEASING CORP., as a Lender


                               By:      /s/ VICTOR MORA
                                        --------------------------------------
                               Name:    Victor Mora
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               KEYBANK NATIONAL ASSOCIATION, as a Lender


                               By:      /s/ KEVIN P. MCBRIDE
                                        --------------------------------------
                               Name:    Kevin P. McBride
                                        --------------------------------------
                               Title:   Senior Vice President
                                        --------------------------------------

HOLDERS:                       ABN AMRO LEASING, INC., as a Holder


                               By:      /s/ ELIZABETH R. MCCLELLAN
                                        --------------------------------------
                               Name:    Elizabeth R. McClellan
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------

                               CREDIT SUISSE LEASING 92A, L.P., as a Holder


                               By:      /s/ DARCY SLEDGE
                                        --------------------------------------
                               Name:    Darcy Sledge
                                        --------------------------------------
                               Title:   VP
                                        --------------------------------------

                               By:      /s/ RICHARD O'DAY
                                        --------------------------------------
                               Name:    Richard O'Day
                                        --------------------------------------
                               Title:   VP
                                        --------------------------------------

                               CREDIT LYONNAIS LEASING CORPORATION, as a Holder


                               By:      /s/ L.M. WERTHEIM
                                        --------------------------------------
                               Name:    L.M. Wertheim
                                        --------------------------------------
                               Title:   President
                                        --------------------------------------

                               FBTC LEASING CORP., as a Holder


                               By:      /s/ VICTOR MORA
                                        --------------------------------------
                               Name:    Victor Mora
                                        --------------------------------------
                               Title:   Vice President
                                        --------------------------------------